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                                                               EXHIBIT 11
                        ROBERTSON-CECO CORPORATION
              COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
             ------------------------------------------------
                   (Thousands, except per share amounts)
                                (Unaudited)

                                            YEAR ENDED DECEMBER 31
                                      ----------------------------------

                                         1991        1992         1993
                                      ---------   ---------    ---------
PRIMARY:
 Income (loss) from
      continuing operations . . . . .        $(109,033) $(67,348)$(22,603)
 Less dividends on preferred
       stock. . . . . . . . . . . . .   281      169       112
                                   ---------  --------  --------
 Primary income (loss) from
     continuing operations. . . . . .   (109,314)  (67,517)        (22,715)
   (Loss) from discontinued
       operations . . . . . . . . . .        (15,769)   (3,797)        (2,500)
 Income (loss) from extraordinary
       items. . . . . . . . . . . . .            -         -            5,367
 Income (loss) from Cumulative
      effect of accounting change. .            -         -           (1,200)
                                   ---------  --------  --------
   Total primary earnings (loss). . .   $(125,083) $(71,314)       $(21,048)
                                   =========  ========  ========
 Average number common shares
          outstanding. . . . . . . . . .      878            880     6,217
 Assumed exercise of stock
    options and warrants . . . . .            -         -              -
                           ---------  --------       ---------
     Total Shares . . . . . . . . .            878       880          6,217
                          =========  ======== =========
   Primary earnings (loss) per
     common share from
     continuing operations. . . . . $ (124.49)      $ (76.69)$   (3.65)
   Primary earnings (loss) per
     common share from
   discontinued operations. . . .         (17.95)    (4.31)          (.40)
 Primary earnings (loss) per
    common share from
   extraordinary item. . . . . .             -         -              .86
 Primary earnings (loss) from
  cumulative effect of
 accounting change. . . . . . .            -         -             (.20)
                                  ---------  -------- ---------
 Primary earnings (loss) per
   common share . . . . . . . . .      $ (142.44) $ (81.00)     $   (3.39)
                                  =========  ======== =========

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